Exhibit (c)(x)

October
Projections

( $ in millions)

FYE April 30,	2001A (1)	2002E	2003E	2004E	2005E	2006E

Net Sales	$649.6	$625.8	$647.3	$669.6	$697.4	$727.1

Cost of Sales	365.7	355.3	365.1	376.0	388.7	403.7

Gross Margin (Profit)	283.9	270.5	282.2	293.6	308.7	323.4

Marketing and Administrative Expense	232.0	227.0	233.3	240.3	249.1	259.6

EBITDA	51.9	43.6	48.9	53.4	59.6	63.8

Depreciation & Amortization	12.1	14.0	14.1	14.2	14.8	15.4

Operating Income	39.8	29.5	34.8	39.2	44.8	48.4

Gain on Sale of Subsidiaries	7.5	—	—	—	—	—

Interest & other income	3.7	2.9	2.8	3.2	3.7	4.4

Total Interest Expense	6.7	3.0	1.9	2.0	2.1	2.2

Net Income from Cont. Ops. before Taxes	44.3	29.5	35.7	40.4	46.5	50.6

Provision for Income Taxes	16.8	10.7	13.3	15.2	17.6	19.3

Net Income from continuing ops	$27.5	$18.8	$22.4	$25.2	$28.9	$31.3

Source:	Company management as of mid-September 2001.

(1)	Includes results of on-going operations only.

( $ in millions)

FYE April 30,	2001A	2002E	2003E	2004E	2005E	2006E

Cash	$88.5	$86.5	$99.3	$114.7	$134.0	$156.1

Accounts receivable, net	116.5	118.0	123.0	126.6	130.4	134.5

Inventories	82.5	84.0	86.1	88.4	91.1	94.5

Prepaid expenses	6.4	6.4	6.6	6.8	7.1	7.4

Deferred income taxes	12.8	12.8	13.2	13.7	14.3	14.9

Total current assets	306.7	307.7	328.2	350.2	376.9	407.4

Net property and equipment	63.2	61.4	59.9	58.6	57.3	56.0

Deferred income taxes	36.1	35.5	35.5	35.5	35.5	35.5

Other assets	19.5	16.6	16.6	16.6	16.6	16.6

Total assets	$425.5	$421.1	$440.1	$460.8	$486.3	$515.5

Accounts payable	$38.6	$38.6	$42.1	$44.2	$46.7	$50.2

Accrued expenses	24.8	24.8	25.7	26.5	27.6	28.8

Income taxes payable	11.1	11.1	11.5	11.9	12.4	12.9

Dividends payable	1.9	1.9	1.9	1.9	1.9	1.9

Total current liabilities	76.4	76.4	81.1	84.5	88.6	93.7

Total debt	11.9	—	—	—	—	—

Retirement and deferred compensation plans	114.6	113.2	112.4	112.0	111.9	112.0

Stockholders’ equity	222.7	231.6	246.6	264.4	285.8	309.7

Total liabilities and stockholders’ equity	$425.5	$421.1	$440.1	$460.8	$486.3	$515.5

Source:	Company management as of mid-September 2001.

( $ in millions)
FYE April 30,	2002E	2003E	2004E	2005E	2006E

Net income	$18.8	$22.4	$25.2	$28.9	$31.3

Depreciation and amortization	14.0	14.1	14.2	14.8	15.4

Non-cash interest expense on deferred comp	1.9	1.9	2.0	2.1	2.2

Other non-cash items	1.1	—	—	—	—

Change in working capital	(6.2)	(3.0)	(3.1)	(3.3)	(3.3)

Cash from discontinued operations	2.7	—	—	—	—

Cash from operations	32.3	35.4	38.2	42.4	45.6

Capital expenditures	12.2	12.6	12.9	13.5	14.0

Dividends Paid	7.4	7.4	7.4	7.4	7.4

Deferred comp contributions	—	—	—	—	—

Deferred comp payments	3.2	2.7	2.4	2.2	2.0

Other	(0.7)	—	—	—	—

Cash available for debt repayment / other items	10.2	12.7	15.4	19.3	22.1

Cash used in financing activities	$12.3	$—	$—	$—	$—

Increase (decrease) in cash and cash equivalents	$(2.1)	$12.7	$15.4	$19.3	$22.1

Source:	Company management as of mid-September 2001.

Project Ranger
Revenue

(FYE April 30; $ in millions)

	2001A(1)	2002E	2003E	2004E	2005E	2006E	CAGR

Western Europe	$163.9	$145.1	$139.5	$139.5	$143.7	$148.0	-	2.0%

Eastern Europe	28.0	26.7	27.6	28.4	29.3	30.1		1.5%

Latin America	36.2	36.5	38.4	39.6	40.7	42.0		3.0%

Asia	28.9	26.9	27.5	28.3	29.1	30.0		0.8%

Total International	257.0	235.2	233.0	235.8	242.8	250.1	-	0.5%

Chemical Specialties	169.5	161.5	166.1	171.7	177.9	185.0		1.8%

Plumbing Products Group	111.4	113.0	121.6	127.6	133.5	139.7		4.6%

Partsmaster Group	43.6	43.7	46.3	47.6	49.1	50.5		3.0%

Landmark Direct	41.9	43.2	47.3	50.6	54.2	57.9		6.7%

RPG	26.2	29.2	33.0	36.3	39.9	43.9		10.9%

Total Domestic	392.6	390.6	414.3	433.8	454.6	477.0		4.0%

Total Company	$649.6	$625.8	$647.3	$669.6	$697.4	$727.1		2.3%

Source:	Company management as of mid-September.

(1)	Continuing operations.

Project Ranger
Revenue Growth

(FYE April 30; $ in millions)

	2002E	2003E	2004E	2005E	2006E

Western Europe	-11.5%	-3.9%	0.0%	3.0%	3.0%

Eastern Europe	-4.6%	3.4%	2.9%	3.2%	2.7%

Latin America	0.8%	5.2%	3.1%	2.8%	3.2%

Asia	-6.9%	2.2%	2.9%	2.8%	3.1%

Total International	-8.5%	-0.9%	1.2%	3.0%	3.0%

Chemical Specialties	-4.7%	2.8%	3.4%	3.6%	4.0%

Plumbing Products Group	1.4%	7.6%	4.9%	4.6%	4.6%

Partsmaster Group	0.2%	5.8%	3.0%	3.0%	3.0%

Landmark Direct	3.1%	9.5%	7.0%	7.1%	6.8%

RPG	11.5%	13.0%	10.0%	9.9%	10.0%

Total Domestic	-0.5%	6.1%	4.7%	4.8%	4.9%

Total Company	-3.7%	3.4%	3.5%	4.1%	4.3%

Source:	Company management as of mid-September.

Project Ranger
Operating Income

(FYE April 30; $ in millions)

	2001A(1)	2002E	2003E	2004E	2005E	2006E

Western Europe	$24.0	$18.6	$18.1	$18.1	$20.1	$20.7

Eastern Europe	6.3	5.9	5.5	5.4	5.3	5.4

Latin America	2.7	2.5	2.7	2.8	3.0	3.1

Asia	3.0	2.5	2.6	2.7	3.1	3.5

Total International	36.0	29.5	28.9	29.0	31.5	32.7

Chemical Specialties	16.6	13.5	15.9	16.8	18.6	19.4

Plumbing Products Group	7.8	6.6	8.4	10.2	10.7	11.2

Partsmaster Group	4.9	4.3	4.6	4.8	4.9	5.1

Landmark Direct	0.2	—	1.2	2.5	2.7	2.9

RPG	4.1	4.5	5.1	5.7	6.2	6.9

Total Domestic	33.6	28.9	35.2	40.0	43.1	45.5

Total Company	$69.6	$58.4	$64.1	$69.0	$74.6	$78.2

Corporate expenses	(17.7)	(14.9)	(15.3)	(15.8)	(15.8)	(15.8)

Unallocated international expense	(12.1)	(14.0)	(14.0)	(14.0)	(14.0)	(14.0)

EBIT	$39.8	$29.5	$34.8	$39.2	$44.8	$48.4

Source:	Company management as of mid-September.

(1)	Continuing operations.

Project Ranger
Operating Income Margins

(FYE April 30; $ in millions)

	2001A(1)	2002E	2003E	2004E	2005E	2006E

Western Europe	14.6%	12.8%	13.0%	13.0%	14.0%	14.0%

Eastern Europe	22.5%	22.1%	19.9%	19.0%	18.0%	18.0%

Latin America	7.5%	6.8%	7.0%	7.1%	7.4%	7.4%

Asia	10.4%	9.3%	9.5%	9.5%	10.7%	11.7%

Total International	14.0%	12.5%	12.4%	12.3%	13.0%	13.1%

Chemical Specialties	9.8%	8.4%	9.6%	9.8%	10.5%	10.5%

Plumbing Products Group	7.0%	5.8%	6.9%	8.0%	8.0%	8.0%

Partsmaster Group	11.2%	9.8%	9.9%	10.1%	10.0%	10.1%

Landmark Direct	0.5%	0.0%	2.5%	4.9%	5.0%	5.0%

RPG	15.6%	15.4%	15.5%	15.7%	15.5%	15.7%

Total Domestic	8.6%	7.4%	8.5%	9.2%	9.5%	9.5%

Total Company	6.1%	4.7%	5.4%	5.9%	6.4%	6.7%

Source:	Company management as of mid-September.

(1)	Continuing operations.